AMENDED AND RESTATED
                                 JOSEPH Y. CHANG
                              EMPLOYMENT AGREEMENT


     EMPLOYMENT AGREEMENT (the "Agreement") dated as of April 1, 2000, between PHARMANEX, INC., a Delaware corporation ("Company"), and JOSEPH Y. CHANG ("Executive").

     WHEREAS, the Company is a wholly owned subsidiary of Nu Skin Enterprises, Inc. ("Parent");

     WHEREAS, the Executive has been employed by the Company in a senior management position pursuant to the terms of an Employment Agreement dated October 5, 1998, as amended (the "Original Employment Agreement");

     WHEREAS, the Company wishes to have Executive accept new responsibilities, and Executive wishes to accept those new responsibilities;

     WHEREAS, the Company and Executive wish to amend and restate the terms of the Original Employment Agreement,

     NOW,   THEREFORE,   in   consideration  of  the  covenants  and  agreements
hereinafter set forth, the parties hereto agree as follows:

     1.   EFFECTIVENESS OF AGREEMENT

          1.1. General. This Agreement shall become effective as of the date hereof and shall replace in its entirety the Original Employment Agreement, recognizing the effectiveness of the Original Employment Agreement from the date of its execution until the date hereof.

     2.   EMPLOYMENT AND DUTIES

          2.1. General. The Company hereby employs the Executive, and the Executive agrees to serve, as President of the Company, upon the terms and conditions herein contained. In such capacity, Executive shall report directly to the Chief Executive Officer of the Parent. The Executive shall perform such other duties and services for the Company and the Parent as may be reasonably designated from time to time by the Parent and as are consistent with Executive's title. The Executive agrees to serve the Company faithfully and to the best of his ability under the direction of the Parent.

          2.2. Exclusive Services. Except as may otherwise be approved in advance by the Board of Directors of the Company ("Board"), and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Executive shall devote his full working time throughout the Employment Term (as defined below) to the services required of him hereunder. The Executive shall render his services exclusively to the Company during the Employment Term, and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company in a manner consistent with the duties of his position. Executive may participate in charitable and philanthropic activities so long as they don't interfere with his duties hereunder.

          2.3. Term of Employment. The Executive's employment under this Agreement shall commence as of the effective date hereof and shall terminate on the earlier of (a) December 31, 2004, or (b) the termination of the Executive's employment pursuant to this Agreement. The period commencing as of the Effective Time and ending on December 31, 2004 or such earlier date on which Executive's employment with the Company terminates, is hereinafter referred to as the "Employment Term". Executive may terminate his employment with the Company at any time and for any reason upon twelve (12) months prior written notice to the Company.

          2.4. Reimbursement of Expenses. The Company shall reimburse the Executive for reasonable travel and other business expenses incurred by him in the fulfillment of his duties hereunder upon presentation by the Executive of an itemized account of such expenditures, in accordance with the Parent's policies and procedures.

          2.5. Termination of Prior Agreements. Executive agrees and acknowledges that, upon the effective date hereof, all prior employment agreements, compensation and incentive arrangements and rights to acquire equity of the Company are cancelled in their entirety and are of no further force or effect.

     3.   SALARY

          3.1. Base Salary. From the date hereof, the Executive shall be entitled to receive a base salary ("Base Salary") at a rate of $245,000 per annum, payable twice monthly in arrears in equal installments in accordance with the Parent's payroll practices. In the event Executive relocates his household to either the San Francisco or the Provo areas, the Company will augment Executive's Base Salary by $30,000 per annum.

          3.2. Annual Review. The Executive's Base Salary shall be reviewed for potential increase by the Parent, based upon the Executive's performance, not less often than annually. Any positive adjustments in Base Salary effected as a result of such review shall be made by the Parent in its sole discretion; provided, however, that during the Employment Term only, the Executive shall receive a minimum increase of ten percent (10%) per annum.

          3.3. Cash Incentives. During his employment under this Agreement, Executive shall be entitled to participate in the Company's standard cash incentive plan ("Cash Incentive Plan") at the same level as other Presidents of Parent's divisions. In addition, Executive shall participate in a cash bonus program designed to incent the development of successful products within the Parent's Pharmanex division (the "Product Development Bonus Plan"). Provided Executive is continuously employed by the Company or by Parent, the Company will pay a cash bonus of .5% of gross product revenue to Executive and Dr. Michael Chang (in equal allocations) for (a) any products not yet offered by the Company that generate at least $20 million of global, annual sales, and (b) any products not yet offered by the Company but based largely on product ingredients that the Company has already developed, such as the primary ingredients found in CordyMax, Tegreen or Gingko, provided that such products generate global sales in excess of $25 million, and (c) reformulated versions of LifePak, provided that the bonus shall only be paid on LifePak sales in excess of $175 million per year. Payments under the Product Development Bonus Plan will be calculated and paid within sixty (60) days of the end of each calendar year and will be capped at no more than $1 million per year. Bonus payments paid pursuant to the Product Development Bonus Plan will be subtracted from bonuses otherwise payable pursuant to the Cash Incentive Plan.

     4.   LONG-TERM INCENTIVE COMPENSATION.

          The Company will provide the Executive with the following long-term incentive compensation arrangement in accordance with the terms of Parent's 1996 Incentive Stock Option Plan ("Stock Option Plan").

          (a) As soon as practicable after the date hereof, Parent will grant the Executive nonqualified stock options to acquire 150,000 shares of Parent common stock ("Shares") with an exercise price equal to $8.00 per share (the "Series A Options").

          (b) Provided the Executive is continuously employed by the Company or Parent after the date hereof and until the vesting date, the Series A Options shall vest and become exercisable as follows: 33,333 of the Series A Options will vest as of October 16, 1999, October 16, 2000 and October 16, 2001; 25,000 of the Series A Options will vest on October 16, 2002, with the remaining 25,000 Series A Options vesting on October 16, 2004.

          (c) In addition, Parent will grant the Executive nonqualified stock options to acquire 25,000 Shares with an exercise price equal to $12.94 per share (the "Series B Options"). Provided the Executive is continuously employed by the Company or the Parent after the date hereof and until the vesting date, the Series B Options will vest and become exercisable in four equal installments of 6,250 Series B Options on August 31, 2000, 2001, 2002 and 2003.

          (d) In addition, Executive will be entitled to participate in the annual, standard employee and executive stock incentive plan at a rate of no less than 25,000 options per year, on the same terms and conditions as other employees of Parent. In addition, the options to acquire Shares that Executive received at the time the Company was acquired by Parent, based on previously issued and outstanding options issued by the Company or its parent prior to Parent's acquisition of the Company shall be fully vested and exercisable as of the date hereof.

          (e) Notwithstanding the foregoing, upon the occurrence of a change of control of the Parent (as defined in the Stock Option Plan) or in the event Parent engages in a transaction that effectively works to eliminate the possibility of trading publicly Parent's securities, all unvested Series A and Series B Options, and any other options issued by Parent to Executive, will become immediately vested and exercisable; provided the Executive is employed by the Company or an affiliate on such date.

          (f ) Unless the Company determines otherwise, the Executive shall forfeit all outstanding stock options, whether or not vested, if the Executive's employment with the Company or any of its affiliates is terminated for Cause or, if following termination of the Executive's employment with the Company or any of its affiliates for any other reason, the Company determines that, during the period of the Executive's employment, circumstances existed which would have entitled the Company or any such affiliate to terminate the Executive's employment for Cause and the Company notifies Executive of such determination in writing no later than ninety (90) days after termination of Executive's employment with the Company.

          (g) In connection with the grant of any options, the Company and the Executive shall enter into an award document which shall set forth the term of the options, the procedures for exercising the options and such other terms as the Company may determine, in its reasonable discretion, are necessary and appropriate; provided, however, that notwithstanding the foregoing the options shall have the longest term permissible under the Stock Option Plan.

     5.   EMPLOYEE BENEFITS

          The Executive shall, during his employment under this Agreement, be included to the extent eligible thereunder in all employee benefit plans, programs or arrangements (including, without limitation, any plans, programs or arrangements providing for retirement benefits, profit sharing, disability benefits, health and life insurance, or vacation and paid holidays) that shall be established or adopted by the Company or the Parent for, or made available to, the Company's or the Parent's senior executives. In addition, the Company shall furnish the Executive with the following benefits during his employment under this Agreement:

     (a) Executive shall continue to be entitled to receive relocation and housing assistance on the terms previously agreed upon and set forth in a letter agreement dated _________________, 2000; and

     (b)  Four (4) weeks vacation per annum.

     6.   TERMINATION OF EMPLOYMENT

          6.1. Termination Without Cause.

          6.1.1. General. Subject to the provisions of Sections 6.1.3 and 6.1.4, if, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company without Cause (as defined below), the Company shall continue to pay the Executive the Base Salary (at the rate in effect on the date of such termination) for twelve (12) months (such period being referred to hereinafter as the "Severance Period"), at such intervals as the same would have been paid had the Executive remained in the active service of the Company. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company or as provided in this Agreement. In addition, the Executive may, but only within twelve (12) months after he ceases to be an employee, exercise his Options to the extent they have vested. To the extent that the Executive is not otherwise entitled to exercise the Options at the date of such termination, or if he fails to exercise the Options within the time specified in the preceding sentence, such Options will terminate.

          6.1.2 To the extent that any of the Options would have vested at the end of the fiscal year in which Executive is terminated under Section 4 of this Agreement but for the termination of the Executive without Cause, then notwithstanding Section 6.1.1 hereof, such Options shall vest when the necessary calculations under Section 4 have been completed, and Executive shall have twelve (12) months from such determination date to exercise the Options. The Company shall notify Executive within ten days after the necessary calculations under Section 4 have been completed (which calculations shall be made no later than ninety (90) days after the fiscal year in question) as to whether any of the Options have vested. This provision shall survive termination of the Agreement.

          6.1.3. Conditions Applicable to the Severance Period. If, during the Severance Period, the Executive breaches any of his obligations under
     Section 8, the Company may, upon written notice to the Executive, terminate the Severance Period and cease to make any further payments or provide any benefits described in Section 6.1.1.

          6.1.4. Death During Severance Period. In the event of the Executive's death during the Severance Period, payments of Base Salary under Section
     6.1.1 shall continue to be made during the remainder of the Severance Period to the beneficiary designated in writing for this purpose by the Executive or, if no such beneficiary is specifically designated, to the Executive's estate.

          6.1.5. Date of Termination. The date of termination of employment without Cause shall be the date specified in a written notice of termination to the Executive as the last day of the Executive's employment.

          6.1.6. Constructive Termination. The term "Constructive Termination" means:

               (a) the continued assignment to Executive of any duties or the continued material reduction in Executive's duties, either of which is materially inconsistent with Executive's position with the Company, for thirty (30) calendar days after Executive's delivery of written notice to the Company objecting to such assignment or reduction; or

               (b) the relocation of the principal place for the rendering of Executive's services hereunder to a location more than thirty (30) miles from the Company's business offices in the San Francisco Area; or

               (c) a material reduction in compensation and benefits under this Agreement, which remains in effect for thirty (30) calendar days after Executive delivers written notice to the company of such material reduction.

          None of the foregoing will constitute a Constructive Termination to the extent mutually agreed upon in advance of the occurrence thereof by the Executive and the Company. A Constructive Termination will be treated as a termination of the Executive by the Company without Cause.

          6.2. Termination for Cause; Resignation.

          6.2.1. General. If, prior to the expiration of the Employment Term, the Executive's employment is terminated by the Company for Cause, or the Executive resigns from his employment hereunder, the Executive shall be entitled only to payment of his Base Salary as then in effect through and including the date of termination or resignation. In the event the Executive resigns Executive may, but only within twelve (12) months after he ceases to be an employee, exercise his Options to the extent they have vested. The Executive shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, except as determined in accordance with the terms of the employee benefit plans or programs of the Company or as provided in this Agreement.

          6.2.2. Date of Termination. The date of termination for Cause shall be the date specified in a written notice of termination to the Executive as the last day of the Executive's employment. The date of resignation shall be the date specified in the written notice of resignation from the Executive to the Company as the last day of the Executive's employment, or if no date is specified therein, twelve (12) months after receipt by the Company of written notice of resignation from the Executive.

          6.3. Cause. Termination for "Cause" shall mean termination of the Executive's employment because of:

          (a) any act or omission that constitutes a material breach by the Executive of any of his obligations under this Agreement, which breach is materially injurious to the Company;

          (b) the willful and continued failure or refusal of the Executive to substantially perform the duties required of him in his position with the Company, which failure is not cured within twenty (20) days following written notice of such failure;

          (c) any willful violation by the Executive of any material law or regulation applicable to the business of the Company or any of its subsidiaries or affiliates, or the Executive's conviction of, or a plea of nolo contendre to, a felony, or any willful perpetration by the Executive of a common law fraud; or

          (d) any other willful misconduct by the Executive that is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its subsidiaries or affiliates.

     7.   DEATH OR DISABILITY

          In the event of termination of employment by reason of death or Disability (as hereinafter defined), the Executive (or his estate, as applicable) shall be entitled to Base Salary through the date of termination. Other benefits shall be determined in accordance with the terms of the benefit plans maintained by the Company, and the Company shall have no further obligation hereunder. In addition, the Executive (or his estate or the person or persons to whom the Options may have been transferred by will or by the laws of decent and distribution, as applicable) may, but only within twelve months after Executive ceases to be an employee, exercise Executive's Options to the extent Executive was entitled to exercise such Options on the date of his death or on the date he is terminated by the Company by reason of Disability (all of which shall be terminations without Cause). To the extent that the Executive was not otherwise entitled to exercise the Options on such date, or if he (or his estate or the person or persons to whom the Options may have been transferred by will or by the laws of decent and distribution, as applicable) fails to exercise the Options within the time specified in the preceding sentence, such Options will terminate. For purposes of this Agreement, "Disability" means a physical or mental disability or infirmity of the Executive, as determined by a physician of recognized standing selected by the Company, that prevents (or, in the opinion of such physician, is reasonably expected to prevent) the normal performance of his duties as an employee of the Company for any continuous period of 180 days, or for 180 days during any one 12-month period.

     8.   CONFIDENTIALITY; NONCOMPETITION; NONSOLICITATION

          8.1. Key-Employee Covenants. The Executive agrees to perform his obligations and duties and to be bound by the terms of the Key-Employee Covenants attached hereto as Appendix B which are incorporated by reference and which shall be in force unless otherwise expressly modified by this Agreement.

          (a) Executive agrees that the period of  non-competition  set forth in
     Section 8 of the Key-Employee Covenants is lengthened from six months to one year. The Company, or the Parent may extend the period of non-competition set forth in Section 8 of the Key-Employee Covenants for up to an additional two (2) years thereafter, provided that (i) where Executive has either voluntarily resigned his employment with the Company or his employment is terminated for Cause, within thirty (30) days of the termination of the applicable non-competition period the Company or the Parent notifies the Executive in writing that it wishes to so extend the period of non-competition for an additional one-year period, (ii) where Executive's employment with the Company is terminated without Cause or as a result of the expiration of the term of this Agreement (where Executive does not continue in the employ of the Company), the Company notifies the Executive in writing within sixty (60) days of the termination of Executive's employment hereunder, that it wishes to so extend the period of non-competition and specifies therein whether such extension shall be for a one (1) or two (2) year period, and

     (iii) the Company pays Executive for each year that it decides to extend the period of non-competition an amount equal to fifty percent (50%) of Executive's most recent Base Salary, which amount shall be payable by the Company twice monthly over the period in question.

          8.2. Certain Remedies. Without intending to limit the remedies available to the Company, the Executive agrees that a breach of any of the covenants contained in the Key-Employee Covenants may result in material and irreparable injury to the Company or its subsidiaries or affiliates for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from engaging in activities prohibited by the Key-Employee Covenants or such other relief as may be required specifically to enforce any of the covenants in the Key-Employee Covenants. Such injunctive relief in any court shall be available to the Company in lieu of, or prior to or pending determination in, any arbitration proceeding.

     9.   ARBITRATION

          Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration pursuant to the rules of the American Arbitration Association in Salt Lake City, Utah before three arbitrators of exemplary qualifications and stature. Each party hereto shall choose an independent arbitrator meeting such qualifications within ten (10) business days after demand for arbitration is made and such independent arbitrators shall mutually agree as to the third arbitrator meeting such qualifications within twenty (20) business days after demand for arbitration is made. If such arbitrators cannot come to an agreement as to the third arbitrator by such date, the American Arbitration Association shall appoint the third arbitrator in accordance with its rules and the qualification requirements set forth in this section. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The parties hereby agree that the arbitrators shall be empowered to enter an equitable decree mandating specific enforcement of the terms of this Agreement. The party that prevails in any arbitration hereunder shall be reimbursed by the other party hereto for any reasonable legal fees and out-of-pocket expenses directly attributable to such arbitration, and such other party shall bear all expenses of the arbitrators. Upon the request of a party, the arbitration award shall specify the factual and legal basis for the award.


     10.  MISCELLANEOUS

          10.1. Communications. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or on the fifth business day after mailed if delivered personally or mailed by registered or certified mail (postage prepaid, return receipt requested) to the party at the following addresses (or at such other address for a party as shall be specified by like notice, except that notices of changes of address shall be effective upon receipt):

                  (a)      if to the Company:

                           c/o Nu Skin Enterprises, Inc.
                           75 West Center Street
                           Provo, Utah  84601
                           Tel:  (801) 345-6100
                           Fax:  (801) 345-3099
                           Attention:  Truman Hunt, Esq.

                           with copies to:

                           Shearman & Sterling
                           555 California Street, Suite 2000
                           San Francisco, CA  94104
                           Attention:  Kevin Kennedy, Esq.
                           Telephone:  (415) 616-1100
                           Facsimile:  (415) 616-1199

                  (b)      if to the Executive:

                           2550 Sandycreek Drive
                           Westlake Village, CA 91361
                           Tel:  (818) 991-4139

          10.2. Waiver of Breach; Severability. (a) The waiver by the Executive or the Company of a breach of any provision of this Agreement by the other party hereto shall not operate or be construed as a waiver or any subsequent breach by either party.

          (b) The parties hereto recognize that the laws and public policies of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth herein. It is the intention of the parties that the provisions hereof be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions hereof shall not render unenforceable, or impair, the remainder of the provisions hereof. Accordingly, if at the time of enforcement of any provision hereof, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographic area reasonable under such circumstances will be substituted for the stated period, scope or geographical area and that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and geographical area permitted by law.

          10.3. Assignment; Successors. No right, benefit or interest hereunder shall be assigned, encumbered, charged, pledged, hypothecated or be subject to any setoff or recoupment by the Executive. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company; provided, however that the Company may not assign this Agreement without Executive's consent.

          10.4. Entire Agreement. This Agreement and the Appendices attached hereto, which are incorporated herein by this reference, contain the entire agreement of the parties with respect to the subject matter hereof, and on and after the Effective Time, and except as otherwise set forth herein, supersedes all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter hereof.

          10.5. Withholding. The payment of any amount pursuant to this Agreement shall be subject to applicable withholding and payroll taxes, and such other deductions as may be required under the Company's employee benefit plans, if any.

          10.6. Governing Law. This Agreement shall be governed by, and construed with, the law of the State of Utah.

          10.7. Headings. The headings in this Agreement are for convenience only and shall not be used to interpret or construe any of its provisions.

          10.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, the Parent has agreed and accepted terms hereof, and the Executive has hereunto set his hand, as of the day and year first above written.


                                 PHARMANEX, INC.


                                 By:
                                 Name:
                                 Title:


                                 ------------------------------
                                 [Executive]


Agreed and accepted as to its duties pursuant to this Agreement:


NU SKIN ENTERPRISES, INC.


By:
Name:
Title:

                                   APPENDIX A

                             KEY-EMPLOYEE COVENANTS


Nu Skin Enterprises, Inc. and its affiliated companies ("Company") operate in a highly competitive direct sales multilevel marketplace competing for product market share as well as recruitment and retention of independent distributors. The success of Company depends on maintaining a competitive edge in this industry through the introduction of innovative products and attracting and retaining distributors. Accordingly, as a condition of and in consideration of employment or continued employment with Company, the parties hereby acknowledge and agree as follows:

1. Confidential Information: Employee acknowledges that during the term of employment with Company he or she may develop, learn and be exposed to information about Company and its business, including but not limited to formulas, business plans, financial data, vendor lists, product and marketing plans, distributor lists, and other trade secrets which information is secret, confidential and vital to the continued success of Company (" Confidential Information"). The term "Confidential Information" shall not include, and the obligations set forth in this Section shall not apply to, any information that (a) is publicly available, (b) becomes publicly available without breach of this Agreement by Employee, (c)
     Employee already possess without obligation of confidentiality, (d) Employee develops independently, or (e) Employee rightfully receives without obligation of confidentiality from a third party. Employee agrees that he or she will not, without the express written consent of Company or except as required by law or court order disclose, copy, retain, remove from Company's premises or make any use of such Confidential Information except as may be required in the course of his or her employment with Company.

2. Conflict of Interest: During employment with Company, Employee shall not engage in any transaction which involves a conflict of interest with the Company without the Company's consent. Employee must discharge his or her responsibility solely on the basis of what is in the best interest of Company and independent of personal considerations or relationships. Although it is difficult to identify every activity that might give rise to a conflict of interest, and not by way of making an all inclusive list, some of the more common circumstances and practices that might result in such conflicts are set forth below. Should Employee have any questions regarding this matter, Employee should consult with and receive written permission from his or her director or supervisor.

     a. While employed by the Company, Employee shall maintain impartial business relationships with vendors, suppliers and distributors.

     b. While employed by the Company, Employee shall not have a direct or indirect ownership interest in vendors of Company nor any company doing or seeking to do business with Company unless such ownership interest is owned by Employee at the time his employment with the Company commences or unless such ownership is in the form of (a) securities in a company with publicly traded securities (provided that the securities held by Employee represent less than 1% of the total outstanding securities of the company) or (b) and interest in investment vehicles, limited partnerships, hedge funds or stock funds were Employee is a passive investor.


     c. While employed by the Company, Employee shall not have a direct or indirect ownership in any company which competes with company in any product category or any multi-level marketing company, unless such ownership interest is owned by Employee at the time his employment with the Company commences or unless (a) such company's securities are publicly traded and the Employee's ownership interest is less than 1% of the total outstanding securities of such company, or (b) except for any ownership interest held as of the date of this Agreement, or (c) such company's securities are held by an investment vehicle, limited partnership, hedge fund or stock fund where Employee is a passive investor in such funds.

     d. While employed by the Company, Employee shall not perform services of any kind for any entity doing or seeking to do business with Company. As to employment with or service to another company while employed by the Company, Employee shall not allow any such activity to detract from his or her job performance, use Company's time, resources, or personnel, or require such long hours to affect his or her physical or mental effectiveness.


     e. While employed and except as permitted by paragraphs (b) or (c) above, and for a period of three (3) months after termination of an employment relationship with Company, Employee shall not directly or indirectly own any interest in a Company distributorship or any other direct sales on multi-level marketing distributorship. Additionally, during the course of employment, neither the Employee's spouse nor an immediate family member living in the same household shall own any interest in a Company distributorship or any other multi-level distributorship, unless Employee's interest would be permitted by paragraphs (b) and (c) above. Employee's spouse or immediate family member living in the same household will not, without prior written consent of the Company, own any interest in another direct sales distributorship, unless Employee's interest would be permitted by paragraphs (b) and (c) above. Any pre-existing ownership interests covered in this paragraph must be disclosed to the Company at the time of the execution of this Agreement.

     f. Employee shall disclose to his/her immediate director or supervisor any and all areas posing a potential or actual conflict of interests. Said disclosure shall be made as promptly as possible after such conflict arises.

3. Work Product: Company shall have the sole proprietary interest in the work product of Employee during his or her employment with Company ("Work Product"), and Employee expressly assigns to Company or its designee all rights, title and interest in and to all copyrights, patents, trade secrets, improvements, inventions, sketches, models and all documents related thereto, manufacturing processes and innovations, special calibration techniques, software, service code, systems designs and any other Work Product developed by Employee, either solely or jointly with others, where said Work Product relates to any business activity or research and development activity in which Company is involved or plans to be involved at the time of or prior to Employee's creating such Work Product and where such Work Product is developed with the use of Company's time, material, or facilities; and Employee further agrees to disclose any and all such Work Product to Company without delay. This provision shall relate to Work Product created prior to the date of Employee's execution of this Agreement as well as Work Product developed after execution of this agreement.

4. Ethical Standards: Employee agrees to maintain the highest business ethical and legal standards in his or her conduct, to be scrupulously honest and straight-forward in all of his or her business dealings and to use his best efforts to avoid all situations which might project the appearance of being unethical from a business standpoint or illegal.

5. Product Resale: As an employee of Company, Employee may receive Company products and materials either at no charge or at discount as specified from time to time by Company in its sole discretion. Employee agrees that the products received from Company are strictly limited to Employee's personal use and that of Employee's immediate family and may not be resold, given or disposed of to any other person or entity in a manner inconsistent with the personal use herein described.

6. Gratuities: Employee shall neither seek nor retain gifts, gratuities, entertainment or other forms of compensation, benefit, or persuasion from suppliers, distributors, vendors or their representatives without the consent of a Company Vice President with the exception of meals provided in the ordinary course of business on an infrequent basis.

7. Non-Solicitation: The Employee shall not in any way, directly or indirectly, at any time during employment or within two (2) years after either a voluntary or involuntary employment termination: (a) solicit, divert, or take away Company's distributors: (b) solicit in any manner Company's employees or
     (c) assist any other person in any manner or persons in an attempt to do any of the foregoing.


8. Non-Competition: During Employee's employment with Company, and for a period commencing with the date of termination of Employee's employment and continuing for a period of six (6) months thereafter, and except for Employee's ownership of securities in a Company with publicly traded securities (provided the securities held by Employee represent less than 1% of the total outstanding securities of the Company) and except for Employee's interest in investment vehicles, limited partnerships, hedge funds or stock funds where Employee is a passive investor) Employee agrees that he/she shall not accept employment with, engage in or participate, directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, partner, joint venturer, agent, equity owner or in any other capacity whatsoever, with any multi-level marketing venture which competes with the business of Company whether for market share of products or for independent distributors in any territory in which Company is doing business. It is further recognized and agreed that the covenants set forth herein are for the purpose of restricting Employee's activities to the extent necessary for the protection of the legitimate business interests of Company and that Employee agrees that said covenants do and will not preclude him from engaging in activities sufficient for the purposes of earning a living.

9. Acknowledgment: Employee acknowledges that his or her position and work activities with the Company are "key" and vital to the on-going success of Company's operation in each product category and in each geographic location in which Company operates. In addition, Employee acknowledges that his or her employment or involvement with any other multi-level marketing company would create the impression that Employee has left Company for a "better opportunity," which could damage Company by this perception in the minds of Company's employees or independent distributors. Therefore, Employee acknowledges that his or her confidentiality, non-solicitation and non-competition covenants hereunder are fair and reasonable and should be construed to apply to the fullest extent possible by applicable laws. Employee has carefully read this Agreement, has consulted with independent legal counsel to the extent Employee deems appropriate, and has given careful consideration to the restraints imposed by the Agreement. Employee acknowledges that the terms of his Agreement are enforceable regardless of the manner in which Employee's employment is terminated, whether voluntary or involuntary.

10. Attorney's Fees: In the event of any dispute between the parties regarding this Agreement, then the prevailing party (whether at arbitration, trial or on appeal) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all costs and expenses incurred, including, but not limited to, reasonable attorneys' fees and costs for services rendered to prevailing party.

11. Court's Right to Modify Restriction: The parties agree that, if the scope or enforceability of the restrictive covenants contained in this Agreement are in any way disputed at any time, a court or other trier of fact may modify and enforce the covenants to the extent that it believes to be reasonable and enforceable under the circumstances existing at that time.

12. Severability: If any provision, paragraph, or subparagraph of this Agreement is adjudged by any court or administrative agency to be void or unenforceable in whole or in part, this adjudication shall not affect that validity of the remainder of the Agreement, including any other provision, paragraph, or subparagraph. Each provision, paragraph, and subparagraph of this Agreement is severable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

THESE COVENANTS HAVE BEEN READ, UNDERSTOOD AND FREELY ACCEPTED BY:



-----------------------
"Employee"